UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Affiliates of our Chairman of the Board of Directors (“Board”), and largest beneficial stockholder, Mitchell A. Saltz (“Seller”) have entered into a Put and Call Stock Purchase Agreement (“Purchase Agreement”) dated March 15, 2019, with Hampstead Park Capital Management, LLC (“Buyer”) of which Dan Friedberg is the Chief Executive Officer. The Purchase Agreement provides for the sale by Seller of 1,750,000 shares of common stock in our company to Buyer at a purchase price of $2.00 per share. We are not a party to the Purchase Agreement, but the Purchase Agreement, if consummated, would result in a number of changes to our Board.

The consummation of the Purchase Agreement is subject to a number of conditions, including the sale by Seller of 1,950,000 shares of common stock in our company in a public offering through Roth Capital Partners, in which it is also contemplated that Jeffrey D. Forte, a founder and director of our company, will sell up to 500,000 shares of common stock in our company, and Brian Dick, a founder and major stockholder of our company as well as our former Chief Executive Officer, will sell up to 1,846,915 shares of common stock in our company. The consummation of the Purchase Agreement is also subject to the institution of various changes relating to our Board as described below; the execution of Non-Competition Agreements by each of Messrs. Saltz, Forte, and Dick; the successful completion of the public offering, including the sale of 1,950,000 shares by Seller and 1,500,000 shares held by Messrs. Forte and Dick, unless Seller or such other stockholders determine to sell a lesser number of shares; the execution of a Voting Agreement by Messrs. Saltz, Forte, and Dick as described below; and various other provisions typical in agreements of this type. As a result of the various conditions to the consummation of the Purchase Agreement, the potential for the waiver of conditions, and the number of parties involved, the Purchase Agreement and related documentation and matters contemplated thereby are all subject to change and may not be consummated as currently anticipated or at all.

If the Purchase Agreement is consummated, it is anticipated that Messrs. Saltz and Forte will resign from our Board; that two designees of Buyer, including Dan Friedberg, will be appointed to our Board; that Mr. Friedberg will replace Mr. Saltz as Chairman of our Board; that Mr. Friedberg will become Chairman of the Nominations and Corporate Governance Committee of our Board; and that the size of our Board will be reduced from nine to eight prior to or shortly after our next annual meeting of stockholders.

Messrs. Saltz, Forte, and Dick also will enter into a three-year Voting Agreement under which they will agree to vote or cause to be voted remaining shares of common stock in our company owned by them (1) in favor of directors nominated and recommended by our Board, including two designees of Buyer, provided that a majority of our Board must be “independent” within the meaning of the rules of Nasdaq; (2) against any stockholder nomination or proposal not approved or recommended by our Board; (3) in accordance with the recommendations of our Board on all other proposals as our Board sets forth in the proxy statements of our company, unless multiple proxy advisory firms recommend a vote against such recommendation; and (4) in their own discretion in certain “Extraordinary Matters” (as defined in the Voting Agreement), including various change in control, spin off, recapitalizations, reorganization, and sale of asset transactions. In addition, Messrs. Saltz, Forte, and Dick will be required to vote all their shares for up to a maximum of three additional directors proposed by Buyer in addition to the two then serving Buyer designees and, if necessary, the removal of up to a maximum of three directors who are not designees of Buyer so that Buyer will have a maximum of five designees if the following Board conditions are not satisfied: (i) Messrs. Saltz and Forte are not serving on our Board or any committees thereof; (ii) Dan Friedberg and a second person designated by Buyer, the Second Designee, shall be elected or appointed as members of our Board, commencing as of the Effective Date of the Purchase Agreement; (iii) if Dan Friedberg or the Second Designee do not serve for any reason during the term of the Voting Agreement, Buyer will have the right to designate a replacement director(s) to the Board and such replacement director(s) shall be promptly appointed to the Board, provided any such replacement director shall be “independent” for Nasdaq purposes and qualified to serve; (iv) Dan Friedberg shall serve as Chairman of the Board, provided he is willing and able to serve in such capacity; and (v) Dan Friedberg shall serve as Chairman of the Nominations and Corporate Governance Committee of the Board, provided he is willing and able to serve in such capacity.

The Non-Competition Agreement restricts for a period of up to three years in the case of Messrs. Saltz and Forte and up to two years in the case of Mr. Dick from directly or indirectly (a) engaging or becoming financially interested in any business that sells or provides, or attempts to sell or provide, products or services sold or provided directly or indirectly by us, (b) having relationships with companies that we have designated as competitors or potential competitors of our company, (c) directly or indirectly soliciting for employment any person employed by us during the term of the Non-Competition Agreement, or (d) disclosing any confidential information about us.

Finally, it is anticipated that the Second Amended and Restated Bylaws of our company will be further amended (i) to permit two or more directors to call special meetings of stockholders, (ii) to permit stockholders to fill director vacancies resulting from the removal of directors by stockholders, (iii) to require the unanimous consent of the Board to increase the size of the Board above eight members, and (iv) to require the unanimous consent of the Board to amend the foregoing bylaw amendments.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Put and Call Purchase Agreement, dated as of March 15, 2019 between Hampstead Park Capital Management, LLC, Southwest Green Investments, L.L.C. and Stockbridge Enterprises, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ S. Ray Hatch
S. Ray Hatch
President and Chief Executive Officer